CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is dated as of March 2, 2007 by and between Viral Genetics, Inc., a Delaware corporation (the “Company”) and each of the purchasers identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, pursuant to a Securities Purchase Agreement dated October 18, 2005, the Company issued a number of 10% unsecured convertible debentures (the “Original Debentures”) to various purchasers (the “Original Investors”); and

WHEREAS the Original Investors assigned the Original Debentures to the Purchasers pursuant to a series of documents, each dated March 21, 2006 and styled “Assignment of Note,” and, following such assignment and upon surrender of the Original Debentures, the Company issued new 10% unsecured convertible debentures (collectively, the “Junior Debentures”) to the Purchasers in the aggregate principal amount of $598,450.78, in exchange for the Original Debentures; and

WHEREAS some of the holders of Junior Debentures have exercised their conversion rights with respect to such Junior Debentures, converting all or part of the principal amount of their respective Junior Debentures into shares of common stock of the Company, and attached hereto as Exhibit A and incorporated herein is a list of the Purchasers holding Junior Debentures and the principal amount and accrued interest on each of the Junior Debentures as of February 1, 2007; and

WHEREAS the Company and the Purchasers entered into that certain Securities Purchase Agreement dated March 29, 2006 (the “Securities Purchase Agreement”), pursuant to which the Company issued to the Purchasers

–	10% Senior Secured Amortizing Convertible Debentures (the “Senior Debentures”) in the aggregate principal amount of $2,891,549.22,
–	Warrants to purchase an aggregate of 6,425,664 shares of the Company’s common stock (the “Warrants”), exercisable for a period of five (5) years at a price of $0.78 per share, and
–	Unit purchase warrants exercisable on or before May 7, 2007, which represent the right to purchase an additional $2,100,210 in principal amount of Senior Debentures and additional Warrants to purchase 4,667,134 shares of common stock (the “Unit Purchase Warrants”), and, in connection with the issuance of the Senior Debentures, Warrants, and Unit Purchase Warrants the Company and the Purchasers entered into that certain Security Agreement dated March 29, 2006 (the “Security Agreement”) and that certain Registration Rights Agreement dated March 29, 2006 (the “Registration Rights Agreement”) which provided, among other things, for the filing of a registration statement (“Registration Statement”) by the Company to register the Company’s shares issuable upon conversion of the Senior Debentures and upon exercise of the Warrants; and

WHEREAS the Company has made payments of principal and interest on the Senior Debentures and attached hereto as Exhibit A and incorporated herein is a list of the Purchasers holding Senior Debentures and outstanding principal amount and accrued interest on each of the Senior Debentures as of January 31, 2007; and

WHEREAS the Company filed a Registration Statement on May 16, 2006, to register the common shares underlying the Junior Debentures, the Senior Debentures, and the Warrants, and such Registration Statement became effective on August 7, 2006;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows.

I.        Repricing and Conversion of Junior Debentures.

A.       The Junior Debentures held by each of the Purchasers are amended as of the date of this Agreement so that the definition of “Conversion Price” is amended to read as follows:

“Conversion Price” means $0.08 (subject to adjustment as provided herein).

B.       Upon execution and delivery of this Agreement by all parties, each of the Purchasers agrees and acknowledges that it elects, in accordance with the terms of the Junior Debentures, to convert accrued interest and principal of its Junior Debentures to Common Stock in the amounts set forth on Exhibit A attached hereto.

II.        Repricing and Conversion of Senior Debentures.

A.        The Senior Debentures held by each of the Purchasers are amended as of the date of this Agreement as follows:

(i)       The definition of “Conversion Price” set forth in Section 4(b) is amended to read as follows:

Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.08 (subject to adjustment as provided herein) (the “Conversion Price”).

(ii)       The definitions and all references in the Senior Debentures to the following terms are deleted: Interest Conversion Rate, Interest Conversion Shares, Interest Notice Period, Interest Share Amount, Monthly Conversion Period, Monthly Conversion Price, Monthly Redemption, Monthly Redemption Amount, Monthly Redemption Date, Monthly Redemption Notice, Monthly Redemption Period, and Monthly Redemption Share Amount.

(iii)       The definition of “Registration Rights Agreement” set forth in Section 1 is amended to read as follows:

“Registration Rights Agreement” means, for the period prior to [insert date of Conversion Agreement], the Registration Rights Agreement dated as of the date of the Purchase Agreement to which the Company and the original Holder are parties, and for the period from and after [insert date of Conversion Agreement], the Registration Rights Agreement provided for in the Conversion Agreement dated March 2, 2007, to which the Company and the Holder are parties, as the same may be amended, modified or supplemented from time to time in accordance with its terms; provided, that for purposes of Section 8 of the Debenture all references to the “Registration Rights Agreement” shall be only to the Registration Rights Agreement provided for in the conversion Agreement and not to the Registration rights Agreement dated as of the date of the Purchase Agreement.

(iv)       Sections 2(a) and 2(b) are deleted and replaced in their entirety by the following:

a)       Payment of Interest in Cash.  The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 10% simple interest per annum, payable on the Maturity Date, (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (such date, the “Interest Payment Date”). All payment of interest shall be in cash except as provided in Section 4(e), below.

b)       [Reserved.]

(v)       Section 4 is modified by the addition of new Section 4(e), which reads as follows:

e)       Conversion of Interest.   At any time the Holder gives a Notice of Conversion with respect to principal, the Holder may elect in such notice to convert a portion or all of the accrued and unpaid interest, in which case the number of Conversion Shares issued in payment of interest shall be determined at the same rate and issued in the same manner provided for in Section 4 of this Debenture for the issuance of Conversion Shares on principal.

(vi)       Sections 6(a) and 6(b) are deleted and replaced in their entirety by the following:

Section 6.        Principal.

a)       On the Maturity Date, the Company shall pay to the Holder, in cash, the outstanding principal amount of this Debenture plus the sum of any other amounts then owing to such Holder in respect of this Debenture.

b)       [Reserved.]

(vii)      Section 7 is deleted and replaced in its entirety by the following:

Section 7.       Negative Covenants.  So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

a)       enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except for capital leases and purchase money security interests established on the acquisition of fixtures and equipment and except for liens that are subordinated to any liens that the Holder has with respect to the property or assets of the Company;

b)       amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder;

c)       repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

d)       enter into any agreement with respect to any of the foregoing; or

e)       pay cash dividends or distributions on any equity securities of the Company.

(viii)     Section 8(a)(vi) is amended to replace “$150,000” with “$300,000.”

(ix)       For purposes of Section 8 of the Debenture all references to the “Debenture” or “Debentures” shall not include the Debentures dated March 29, 2006, issued to AJW Offshore Fund, AJW Partners LLC, AJW Qualified Partners LLC, New Millennium Capital Partners II LLC.

(ix)       All other provisions of the Senior Debentures shall remain unchanged, in full force and effect.

B.       Upon execution and delivery of this Agreement by all parties, each Purchaser has an option, exercisable at its discretion by giving written notice to the Company, of electing to exercise a portion of the Warrants (as defined below) to acquire that number of shares of Common Stock set forth on Exhibit A attached hereto, which are to be registered pursuant to the Registration Statement. This option will expire at 5:30 p.m. (New York City time) on the third Trading Day from and including the date it first becomes exercisable.

III.      Repricing and Amendment of the Warrants.

A.       The Warrants held by each of the Purchasers are amended as of the date of this Agreement as follows:

(i)       The definition of the term “Termination Date” located in the initial grant paragraph on page 1 of the Warrant is modified so that the “Termination Date” is the third Trading Day from and including the date of execution and delivery of this Agreement by all parties.

(ii)       The definition of “Exercise Price” under Section 2b) is amended to read as follows: Exercise Price. The exercise price of the Common Stock under this Warrant shall be $0.08, subject to adjustment hereunder (the “Exercise Price”).

(iii)       All other provisions of the Warrants shall remain unchanged, in full force and effect.

B.       Upon execution and delivery of this Agreement by all parties, each of the Purchasers agrees and acknowledges that it elects, in accordance with the terms of the Warrants, to exercise a portion through tender of outstanding principal and accrued interest of the Junior Debentures in the amounts set forth on Exhibit A attached hereto.

IV.       Registration Rights Agreement.

All shares of Common Stock issued upon conversion of the Junior Debentures or exercise of the Warrants pursuant to Section I, II, or III of this Agreement will be issued under the Registration Statement and the Company shall, upon issuance of any such shares, file with the SEC a supplement to the prospectus included in the Registration Statement under Rule 424(b) adopted under the Securities Act of 1933, reflecting the share issuance and information pertaining thereto. From and after the date said supplement is filed with the SEC, the obligation of the Company to register any additional shares of Common Stock under the Registration Statement shall terminate.

V.       Security Agreement.

A.       The provisions of the Security Agreement are hereby modified as follows:

(i)       The definition of “Permitted Liens” set forth in Section 1(h) is modified by adding to the items listed as Permitted Liens any Lien on, or Security Interest in, the property or assets of the Company that is second in priority, or subordinated to, the security interest of the Secured Parties created under the Security Agreement in the Collateral.

B.       All other provisions of the Security Agreement shall remain unchanged, in full force and effect.

VI.       Securities Purchase Agreement.

A.       The provisions of the Securities Purchase Agreement are hereby modified as follows:

(i)       The definition of “Exempt Issuance” in Section 1.1 is amended to read as follows:

“Exempt Issuance” means the issuance of any of the following: (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose and including the common stock, options, and other rights listed on Schedule 3.1(g) to that certain Securities Purchase Agreement between the Company and various Purchasers dated March 29, 2006; (b) any Conversion Shares or shares of Common Stock issued upon conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issued pursuant to a private placement by the Company that have no registration rights attached thereto provided that the per common share price of such securities is $0.06 or greater; (e) shares of Common Stock for investor relations services, so long as such issuances are pre-approved by the Company’s Board of Directors and the aggregate amount of such issuances does not exceed ten percent (10%) of the Company’s issued and outstanding Common Stock, calculated annually; (f) up to an aggregate of 10,000,000 shares of Common Stock pursuant to restricted stock awards to management, consultants, directors and advisory board members; (g) new options granted to management, consultants, directors and advisory board members with an exercise price equal to the market price on the date of issuance, provided that such issuances do not exceed an aggregate of ten percent (10%) of the Company’s issued and outstanding Common Stock, and (h) any securities issued in connection with financings of up to a total of $2,000,000 closed on or before May 31, 2007, in which the price per share of Common Stock (and the effective price per common share issuable under any Common Stock Equivalent) is not less than $0.08 per share (the “2007 Financings”) and warrants issued in connection therewith having an exercise price of $0.12 or greater.

(ii)       The references in Section 4.13(c), 4.13(d) and 4.13(e) to “the 5th Trading Day” are hereby changed to “the 3rd Trading Day.”

B.       All other provisions of the Securities Purchase Agreement shall remain unchanged, in full force and effect. In addition, the Company hereby reconfirms that as agreed in Section 4.3 of the Securities Purchase Agreement, as long as the Purchaser owns Securities, the Company will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, or if the Company is not required to file reports pursuant to the Exchange Act, will prepare and furnish to the Purchaser and make publicly available such information as is required for the Purchaser to sell the Securities under Rule 144. In addition, the Company will do any other acts reasonably necessary to permit the Purchaser to sell the Securities under Rule 144, including, but not limited to, having its counsel issue a legal opinion to remove the legend on the Securities as set forth in Section 4.1 (c) of the Securities Purchase Agreement.

VII.       Unit Purchase Warrants.

A.       The Company agrees to issue to the Purchasers warrants (the “Exchange Warrants”) in exchange for Unit Purchase Warrants held by the Purchasers, which will be cancelled, and the Purchasers agree to accept the Exchange Warrants in exchange for the Unit Purchase Warrants. The terms and form of the Exchange Warrants are identical in all respects to the Warrants, except as follows:

(i)       The Expiration Date is February 28, 2012; and

(ii)       The first clauses of the first sentence of paragraph Section 3(b) is amended to read as follows: “If, at any time after the date affixed hereof, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Conversion Price of the Senior Debentures on the date of such issuance or sale (a “Dilutive Issuance”),” with the remainder of the sentence and Section 3(b) unchanged.

The Exchange Warrant issued to each Purchaser will be for the purchase of that number of shares of common stock equal to the product of the number of Unit Purchase Units exchanged by the Purchaser and 1.37679.

B.       In consideration of the agreement of the Purchasers to accept the Exchanged Warrants and for other agreements and consideration given by the Purchasers hereunder, the Company agrees to register for resale the shares of common stock underlying the Exchange Warrants and all of the shares of Common Stock issuable upon conversion of the Senior Debentures under the Securities Act of 1933. Upon execution and delivery of this Agreement by all parties, the Company shall deliver to the Purchasers its written Registration Rights Agreement (the “RRA”), which will be identical to the Registration Rights Agreement except for the following provisions:

(i)       Definitions will be included in the RRA to identify the Senior Debentures, Exchange Warrants, 2007 Financing, and the shares of common stock or other securities issuable thereunder.

(ii)       The definition of “Filing Date” under Section 1 shall read as follows:

“Filing Date” means, with respect to the initial Registration Statement required hereunder, April 16, 2007, and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required and permitted hereunder.

(ii)       The definition of “Registrable Securities” under Section 1 shall read as follows:

“Registrable Securities” means (i) all of the shares of Common Stock issuable upon conversion in full of the Senior Debentures, (ii) the Warrant Shares issuable under the Exchange Warrants, (iii) all shares of Common Stock issued in the 2007 Financing or issuable upon conversion or exercise of securities issued in the 2007 Financing, (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, and (v) any additional shares issuable in connection with any anti-dilution provisions of the foregoing.

(iii)       The Company will be required to file a “Shelf” Registration Statement on Form S-1 (or other available form) under Rule 415 for 100% of the Registrable Securities. If under interpretations of Rule 415 or positions taken with respect to Rule 415 by the staff of the SEC the Company reasonably determines that the number of shares that may be registered by the Company in the initial Registration Statement is limited to a number less than all of the Registrable Securities, the number of Registrable Securities included in the initial Registration Statement may be reduced by the Company to the maximum number it reasonably determines will meet the requirements of Rule 415 as interpreted by the staff of the SEC (such maximum number, the “Available Allocation”) without penalty or default under the RRA or any other Transaction Document. The Available Allocation shall be allocated proportionately as follows:

(a)       Up to half of the Available Allocation shall be reserved for the securities associated with the 2007 Financing (the “2007 Allocation”), with the remainder of the securities associated with the 2007 Financing not immediately registered referred to as the “2007 Carryover”;

(b)       The remainder of the Available Allocation less the 2007 Allocation shall be allocated to securities associated with the Junior Debentures, the Senior Debentures, and the Warrants issued as follows: first to outstanding common shares, then to the Junior Debentures, then the Senior Debentures, and lastly to shares underlying Warrants (the “Existing Securities Allocation”), with the remainder of the securities associated with the Junior Debentures, the Senior Debentures, and Warrants the “Existing Securities Carryover.”

If for any reason less than all of the Registrable Securities are included in the Initial Registration Statement, then within 30 days following the later of the date that is six months after the effective date of the initial Registration Statement, or the date that is 60 days after substantially all of the Registrable Securities included in the initial Registration Statement are sold, then the Company will file an additional Registration Statement to register the Registrable Securities not included in the initial Registration Statement following the same procedures for determination and allocation of the Available Allocation as for the initial Registration Statement.

VIII.     Waiver of Defaults.   Each of the Purchasers waives all defaults and violations under any of Junior Debentures, the Senior Debentures, the Warrants, the Securities Purchase Agreement, and the Registration Rights Agreement (collectively, the “Instruments”), whether known or unknown, existing on the date of this Agreement.

IX.       General.

A.       Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Securities Purchase Agreement.

B.       The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Purchasers.

C.       This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Purchasers. Each Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the Securities Purchase Agreement.

D.       All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Securities Purchase Agreement.

E.       If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

F.       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

G.       This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VIRAL GENETICS, INC.

By: _____________________________________

[SIGNATURE PAGES OF PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO RESTRUCTURING AGREEMENT]

IN WITNESS WHEREOF, the Purchasers have executed this Agreement as of the date first written above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:_______________________________________________________

EXHIBIT A

	Opening Balance New + Old Notes	Total Debt Exchanged/Tendered	Total Shares to be issued	End Balance New $0.08 Note	New Warrants
Palisades Master Fund LP	$879,402.11	$302,455.38	3,780,692	$576,946.73	2,025,281
DKR Sound Shore Oasis Holding Fund Ltd.	$437,206.18	$150,369.62	1,879,620	$286,836.56	1,012,641
Crescent International Ltd.	$506,922.58	$174,347.39	2,179,342	$332,575.19	1,104,699
Nite Capital LP	$252,603.91	$86,878.81	1,085,985	$165,725.10	552,349
SIBEX Capital Fund Inc.	$170,350.70	$58,589.22	732,365	$111,761.48	368,233
Vision Opportunity Master Fund Ltd.	$169,260.00	$58,214.09	727,676	$111,045.91	368,233
	$2,415,745.48	$830,854.51	10,385,680	$1,584,890.96	5,431,436